EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Developers Diversified Realty Corporation of our report dated February 27, 2009, relating to the financial statements of DDRTC Core Retail Fund LLC which appears in Developers Diversified Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 13, 2009